UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2019

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

On February 28, 2019, NGL Energy Partners LP (“NGL”) closed the sale of its South Pecos Water Disposal Assets to a subsidiary of WaterBridge Resoureces LLC for $238.8 million in cash proceeds. NGL used a portion of the proceeds to fund its acquisition of DCP Midstream, LP's ("DCP") wholesale propane business, as described below, and plans to use the remaining proceeds to partially fund the redemption of its 5.125% Senior Notes due 2019, which is expected to close on March 15, 2019.

A press release issued by NGL on February 28, 2019, relating to the foregoing transaction is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

On March 1, 2019, NGL closed on the acquisition of a wholesale propane and butane business from DCP, generally consisting of seven natural gas liquid terminals in the Eastern United States, including an import/export terminal located in Chesapeake, Virginia, for $90 million adjusted for working capital.

A press release issued by NGL on March 1, 2019, relating to the foregoing transaction is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release Dated February 28, 2019
99.2	Press Release Dated March 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: March 1, 2019		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer